EXHIBIT 3

                                     BY-LAWS

                                       OF

                               RONSON CORPORATION



                                    ARTICLE I
                            Meetings of Stockholders

               Section 1: (Annual Meetings). The Annual Meeting of Stockholders for election of Directors and transaction of such other business as may be brought before the meeting shall be held at such place as may be designated by the Board of Directors at such hour as may be designated by the Board of Directors on such date as may be designated by the Board of Directors.
               Section 2: (Special Meetings). Special Meetings of Stockholders may be held at such place as may be designated by the Board of Directors, whenever called in writing by the Board of Directors pursuant to Article Tenth, Section (d) of the Certificate of Incorporation.
               Section 3: (Notice). Notice of each Annual and Special Meeting of Stockholders shall be given to stockholders by such publication as is required by law and by notice in writing at least ten (10) days prior thereto. Notice of each Special Meeting shall indicate the object thereof.
               Section 4: (Quorum). A majority in interest of all stockholders, whether present in person or by proxy, shall constitute quorum, except as may be otherwise provided by statute.
               Section 5: (Chairman of Meeting). The Chief Executive Officer of the Company, whether he be the President or the Chairman of the Board, or such person as shall be designated by him in writing shall be the presiding officer at all meetings of Stockholders.
               Section 6: (Adjournment). At the order of the Chairman and presiding officer at the meeting, an adjournment of any meeting of stockholders shall be by voice vote of a majority of those stockholders present in person at the meeting.
               Section 7: (Inspectors of Election). Inspectors at any meeting of stockholders shall be appointed in advance of such meeting by resolution of the Board of Directors. If such inspectors are not appointed by resolution of the Board of Directors, such inspectors shall be appointed by the Chairman and presiding officer at the meeting. The number of inspectors shall be fixed by such appointments.
               Section 8: (Filing of Proxies). Upon the call of the Chairman and presiding officer at the meeting, all proxies shall be filed with the Secretary of the Corporation, or the Secretary of the meeting (who shall be designated by the Chairman and presiding officer at the meeting), or with such other person as shall be designated by the Chairman and presiding officer at the meeting.
               Section 9: (Nominations for Board of Directors).
               a. The Board of Directors acting as a Nominating Committee or a Nominating Committee appointed by the Board shall consider and select nominees for Directors to be presented for election at the Annual Meeting of Stockholders or at any Special Meeting at which Directors may be elected.
               b. Nominations for the election of Directors may be made by shareowners entitled to vote in the election of Directors, provided the shareowners give timely Notice thereof in writing to the Secretary of the Company. To be timely, such Notice must be delivered to, or mailed
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         by United States Postal Service certified first class,  postage prepaid and received at the principal executive offices of the Company (1) with respect to an election at an Annual Meeting of Stockholders (a) not later than ninety (90) days prior to the first anniversary of the preceding year's Annual Meeting, or (b) in the event the date of the Annual Meeting is more than sixty (60) days before such anniversary date, not later than ten (10) days after the earlier of the date on which public announcement of the date of such Meeting is first made by the Company or the date the Company first mails Notice of such Meeting to stockholders, and (2) with respect to an election to be held at a Special Meeting of Stockholders, not later than ten (10) days after the earlier of the date on which public announcement of such Meeting is first made by the Company or the date the Company first mails to shareowners Notice of the Special Meeting.
               "Public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act.
               c. The written Notice to be submitted to the Company by shareowners intending to make nominations must set forth: (1) the names and addresses of the shareowners who intend to make nominations; (2) representations that the shareowners are owners of stock held of record entitled to vote at such meeting; (3) the number of shares held of record and the number of shares held beneficially specifying the nominee name in which the shares are held, with written verification thereof; (4) representations that the shareowners (a) will continue to own such stock through the date on which the Meeting is held, and b) intend to appear in person or by proxy at the Meeting to nominate the person or persons specified in the Notice; (5) the name, age, business and residence addresses and principal occupations or employment of each nominee; (6) a description of all arrangements and understandings between the shareowners and each nominee and any other persons (naming such person or persons) pursuant to which the nomination is to be made;
         (7) such other information regarding each nominee proposed by such shareowner as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as now or hereafter amended and in effect, had the persons been nominated by the Board of Directors; and
         (8) a written consent of each nominee to serve as a Director of the Company if elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the qualifications of such nominee to serve as a Director.
               d. The Chairman of the Stockholders' Meeting shall determine and declare at the Meeting whether nominations have been made in accordance with the Section. If the Chairman determines that a nomination was not made in accordance hereof, the Chairman shall declare at the Meeting any defective nomination to be null and void and shall instruct the Inspectors of Election to disallow and not record votes for any such nomination.


                                   ARTICLE II
                               Board of Directors

               Section 1: (Quorum). A majority of the Directors serving at the time of any meeting of Directors shall constitute a quorum.
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               Section 2: (Regular  Meetings).  Regular Meetings of the Board of
Directors shall be held at such place as the Board of Directors may from time to time designate, at an hour to be fixed by the Board of Directors, on such day as the Board of Directors may designate.
               Section 3: (Annual Meetings). The Annual Meeting of the Board of Directors for election of officers and the transaction of such other business as may be brought before the meeting shall be held promptly after the Annual Stockholders' Meeting at such place as the Board of Directors may designate.
               Section 4: (Special Meetings). Special Meetings of the Board of Directors shall be held whenever and wherever called, in writing, by the Chairman of the Board of Directors, the President, or any four (4) Directors. The notice of the meeting shall state the purpose or purposes of such meeting and the business transacted at such meeting shall be limited to the purpose or purposes contained in the notice of the meeting.
               Section 5: (Notice of Meetings). No notice shall be required for any Annual Meeting of the Board of Directors. Notice of each Regular Meeting (except the Annual Meeting), and of each Special Meeting of the Board of Directors, stating the day, hour and place of meeting, shall be given to each Director at least forty-eight (48) hours prior thereto.


                                   ARTICLE III
                             Committees of the Board

               Section 1: (Executive Committee). The Board of Directors, by a resolution adopted by a majority of the whole Board, shall designate from its own members an Executive Committee consisting of not less than three nor more than four, including the Chief Executive Officer, who shall act as Chairman of the committee. The Chairman of the Executive Committee shall also be the Secretary of the Executive Committee, or the Secretary shall be such other person as may from time to time be designated by the Chairman.
               The Executive Committee may hold its meetings on such notice and at such time and place as the Chairman of the Executive Committee designates, or the Executive Committee by resolution shall provide. A majority shall constitute a quorum for the transaction of business, and the committee Chairman must be present at each meeting to constitute such quorum.
               Each member of the Executive Committee shall have a vote. The affirmative vote of a majority of those present at any meeting shall be necessary to adopt any resolution or to take any action. In the case of a tie vote, the Chairman shall be entitled to a tie-breaking vote in addition to his regular vote.
               The Secretary of the committee shall keep minutes of each committee meeting, and he shall give the minutes to the Chairman of the
Executive Committee, who shall be the custodian responsible for their safekeeping. Such minutes shall be available for inspection only by the Board of Directors and by no other person without the express consent of the President.
               Actions or recommendations of the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such actions or recommendations.
               Compensation of members of the Executive Committee shall be fixed by resolution of the Board, except that compensation shall not be paid to any committee member who is receiving compensation as an officer of the Corporation or chairman of a committee.

               Section 2: (Powers of Executive Committee). The Executive Committee, subject to any condition imposed from time to time by the Board of Directors and subject to the approval of the Board of Directors, may exercise all powers of the Board of Directors when the Board is not in session or when a quorum of the Board of Directors does not attend a meeting properly called, except that it shall not act in conflict with any action or position previously taken by the Board of Directors, nor shall it have power to elect the Officers of the Corporation, nor to issue bonds or stock of the Corporation, nor to declare dividends, nor to amend these By-laws; nor shall the Executive Committee have power to act with respect to any of the matters provided for in Sections
(a), (b), (c) and (d) of Article Seventh of the Certificate of Incorporation.
               Section 3: (Finance Committee). The Board of Directors, by a resolution adopted by a majority of the whole Board, shall designate from its own members a Finance Committee of not less than three nor more than four members. The Board shall designate the Chairman and Secretary of the committee, who may be one and the same.
               The Chairman of the Finance Committee shall receive a salary to be fixed by the Board of Directors.
               The Finance Committee may hold its meetings on such notice and at such time and place as the Chairman thereof may designate or the Finance Committee, by resolution, may provide, and a majority shall constitute a quorum for the transaction of business.
               Each member of the Finance Committee shall have a vote. The affirmative vote of a majority of those present at any meeting shall be necessary to adopt any resolution or to take any action. In the case of a tie vote, the Chairman shall be entitled to a tie-breaking vote in addition to his regular vote.
               The Secretary of the committee shall keep minutes of each committee meeting, and he shall give the minutes to the Chief Executive Officer, who shall be the custodian responsible for their safekeeping. Such minutes shall be available for inspection only by the members of the Board of Directors, but by no other person without the express consent of the Chief Executive Officer.
               Actions or recommendations of the Finance Committee shall be reported to the Board of Directors at its meeting next succeeding such actions or recommendations.
               Compensation of members of the Finance Committee shall be fixed by resolution of the Board, except that compensation shall not be paid to any committee member who is receiving compensation as an officer of the Corporation or Chairman of a committee.
               Section 4: (Powers of Finance Committee). The Finance Committee shall examine and inquire into the fiscal affairs of the Corporation and its financial structure, policy and operation and into all matters incident thereto, and from time to time make such reports and recommendations thereon to the Board of Directors as said Committee may deem advisable. The Committee shall perform such other functions and shall exercise such power and authority as may from time to time be delegated to it by the Board of Directors.
               Section 5: (Audit Committee). The Board of Directors, by a resolution adopted by a majority of the whole Board, shall designate from its own members an Audit Committee of not less than three nor more than four members. The Board shall designate the Chairman and Secretary of the committee, who may be one and the same.
               The Audit Committee may hold its meetings on such notice and at such time and place as the Chairman thereof may designate or the Audit Committee, by resolution, may provide, and a majority shall constitute a quorum for the transaction of business.
               Each member of the Audit Committee shall have a vote. The affirmative vote of a majority of those present at any meeting shall be necessary to adopt any resolution or to take any action. In the case of a tie vote, the Chairman shall be entitled to a tie-breaking vote in addition to his regular vote.
               The Secretary of the committee shall keep minutes of each committee meeting, and he shall give the minutes to the Chief Executive Officer, who shall be the custodian responsible for their safekeeping. Such minutes shall be available for inspection only by the members of the Board of Directors, but by no other person without the express consent of the Chief Executive Officer.
               Actions or recommendations of the Audit Committee shall be reported to the Board of Directors at its meeting next succeeding such actions or recommendations.
               Compensation of members of the Audit Committee shall be fixed by resolution of the Board, except that compensation shall not be paid to any committee member who is receiving compensation as an officer of the Corporation or Chairman of a committee.

               Section 6: (Powers of Audit Committee). The Audit Committee shall recommend the selection of independent auditors for the Company and shall review the scope and timing of their work and the results of their audit. The committee shall review with the auditors the financial accounting and reporting principles used by the Company, its policies and procedures concerning audits, its accounting and financial controls and any recommendations to improve its existing practices. The committee shall from time to time make such reports and recommendations thereon to the Board of Directors as it may deem advisable and shall perform such other functions and shall exercise such power and authority as may from time to time be delegated to it by the Board of Directors.
               Section 7: (Other Committees). The Board of Directors may appoint other committees which shall have and exercise such powers as the Board of Directors shall confer upon them.


                                   ARTICLE IV
                                    Officers

               Section 1: (Chairman of the Board). The Board of Directors, in its discretion, may elect one of its members Chairman of the Board. The Chairman of the Board shall preside at all meetings thereof and shall have such other powers and duties as are provided in these By-laws or as the Board of Directors may assign to him. The Chairman of the Board of Directors shall be entitled to compensation to be fixed by the Board of Directors. The Board of Directors may designate the Chairman of the Board as the Chief Executive Officer of the Company, in which case he shall have general charge of the business affairs, property and corporate functions of the Company and shall keep the Board of Directors fully informed with respect thereto.
               Section 2: (President). The Board of Directors, at its Annual Meeting, shall elect a President from among its members. The President shall preside at all meetings of the Board of Directors if a Chairman of the Board shall not have been elected pursuant to Section 1 of this Article, or if the Chairman of the Board is unable to attend. If neither the Chairman of the Board (if there be a Chairman of the Board) nor the President is available to preside at any meeting of the Board of Directors, either may designate in writing another member of the Board of Directors to preside at such meeting.
               If neither the Chairman of the Board nor the President shall designate another member of the Board of Directors pursuant to the preceding sentence, the Board of Directors shall by majority vote designate one of its members to preside at the meeting in the absence of the Chairman of the Board and the President. Unless the Board of Directors shall have designated the Chairman of the Board as the Chief Executive Officer of the Company, the President shall be the Chief Executive Officer of the Company and shall have general charge of the business affairs, property and corporate functions of the Company and shall keep the Board of Directors fully informed with respect thereto. Whether or not he shall be the Chief Executive Officer, the President shall have such further powers and duties as are provided in these By-laws or as the Board of Directors may assign to him.
               Section 3: (Vice Presidents). The Board of Directors, at its Annual Meeting, may elect such number of Vice Presidents as it may deem necessary. Each such Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors or the Chief Executive Officer.

               Section 4: (Secretary). The Board of Directors, at its Annual Meeting, shall elect a Secretary who shall be sworn to the faithful discharge of his duties. He shall, in general, do all the things required by law to be done by, or incident to, the office of a Secretary, including attendance at and keeping minutes of all meetings of stockholders and of Directors and of each committee (unless otherwise directed by the Board of Directors or by such committee) and recording all such minutes and all the votes of the stockholders, Directors and committees in books to be kept for that purpose. He shall attend to the giving of all notices required by law or by these By-laws to be given to stockholders, Directors or committee members. Any of his duties may be delegated by him to, and under his direction and supervision performed by, any Assistant Secretary.
               Section 5: (Assistant Secretaries). The Board of Directors at its Annual Meeting may elect such number of Assistant Secretaries as it may deem necessary. They shall severally have such powers and perform such duties as are provided in these By-laws or as may be assigned to them, respectively, by the Board of Directors, the Chief Executive Officer or the Secretary.
               Section 6: (Treasurer). The Board of Directors, at its Annual Meeting, shall elect a Treasurer who shall be custodian of all the funds and securities of the Company which may come into his hands and, in general, shall do all things required by law to be done or incident to the office of the Treasurer. Any of his duties may be assigned by him to any Assistant Treasurer, but only if such duties are performed under his direction and supervision and he remains responsible for their performance.
               Section 7: (Assistant Treasurers). The Board of Directors may elect such number of Assistant Treasurers as it shall deem necessary. They shall severally have such powers and perform such duties as are provided in these By-laws or as may be assigned to them, respectively, by the Board of Directors, the Chief Executive Officer or the Treasurer.
               Section 8: (Comptroller). The Board of Directors, at its Annual Meeting, shall elect a Comptroller who shall be the principal officer in charge of the accounts of the Company. He shall report to the Chief Financial Officer or, in his absence, to the Chief Executive Officer. He shall have such further powers and duties as are provided in these By-laws and as the Board of Directors, the Chief Executive Officer or the Chief Financial Officer shall assign to him.
               Section 9: (Term of Office and Removal). Subject to removal as herein set forth, all officers shall hold office until their respective successors shall have been duly chosen and qualified. All officers shall be subject to removal at any time by the Board of Directors (except the Chairman of the Board and the President, who shall be subject to removal only for cause) at any meeting of the Board by the affirmative vote of a majority of the members of the Board.
               Section 10: (Delegation of Powers). In the event of the death, resignation, absence, disability or removal of any officer, the Board of Directors or the Chief Executive Officer may delegate his powers and duties to any other officer or officers for the time being.
               Section 11: (Vacancies). A vacancy in any of the offices referred to in Sections 1 to 8 inclusive of this Article may be filled by the Board of Directors at any Regular or Special Meeting thereof.
               Section 12: (Bonds). The Treasurer, and every other officer or employee of the Company required to do so by the Board of Directors, shall furnish at the expense of the Company, for the faithful performance of his duties, a surety company bond, in amounts prescribed by, and with such surety and in such form as is approved by the Board of Directors.

                                    ARTICLE V
                                 Corporate Seal

               The Corporate seal of the Company shall be in a form now used by the Company, an impression whereof appears on the margin hereof. The seal shall be in the charge of the Secretary or the Treasurer.


                                   ARTICLE VI
                              Certificate of Stock

               Certificates of stock in the Company shall be signed by the President or any Vice President designated in writing by the President, and countersigned by the Treasurer or any Assistant Treasurer, or by the Secretary or any Assistant Secretary; provided, however, that when such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk on behalf of the Company, and a registrar, the signatures of the President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles.


                                   ARTICLE VII
                               Transfer of Stock

               No transfer of stock of this Company shall be recognized by the Company unless made upon its books by the person or persons or corporation owning the said stock, or by his, her, their or its attorney or agent, legally constituted or appointed, or in case of death, of his, her or their legal representatives.
               The Board of Directors shall have the power to close the stock transfer books of the Company for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect within the limits provided by law; provided, however, in lieu of so closing the stock transfer books, the Board of Directors may fix, in advance, a date not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting or to receive payment of such dividend, or allotment of rights or exercise of such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.
               The Board of Directors shall have power and authority to make all such rules and regulations as it deems expedient concerning the issue, transfer and registration of certificates for shares of the capital stock.
               The Board of Directors may appoint a transfer agent and a registrar of transfers, and may require all stock certificates to bear the signature of such transfer agent and of such registrar of transfers.

                                  ARTICLE VIII
                                    Dividends

               The Board of Directors, in accordance with law, may declare and cause to be paid dividends in cash, property or shares of stock or securities of this Company, or shares of stock or securities owned by this Company.


                                   ARTICLE IX
                           Checks, Notes, Drafts, etc.

               Section 1: All checks, notes and drafts which shall be made or accepted in the name of the Corporation shall be signed by such officer and/or employees as the Board of Directors may from time to time designate. All notes, checks and other negotiable instruments received by the Corporation may be endorsed for deposit in any account of the Corporation by any officer of the Corporation who is designated in writing by the Chief Executive Officer.
               Section 2: All notes which shall be made in the name of the Corporation shall be signed by such officers as shall from time to time be designated by the Board of Directors.


                                    ARTICLE X
                                 Indemnification

               Section 1: Any person who was, or is, or hereafter shall be a director or officer of the Corporation shall be indemnified by the Corporation against his expenses and liabilities in connection with any proceeding involving the director or officer by reason of his being or having been a director or officer of the Corporation or of any other enterprise, to the full extent permitted by the laws of the State of New Jersey.
               Section 2: Whenever in this By-law a Director or Officer is referred to, such reference shall be inclusive of his heirs, executors and administrators.
               Section 3: The foregoing right of indemnification shall be in addition to, and not in restriction or limitation of, any other rights to which the Directors and Officers of the Corporation may be entitled as a matter of law or equity or under any By-laws, agreement, vote of stockholders, or otherwise.


                                   ARTICLE XI
                              Amendment of By-laws

               These By-laws may be altered, amended and repealed by the affirmative vote of a majority of the Board of Directors, subject to the power of the stockholders of the Corporation entitled to vote thereon, to alter, amend or repeal any By-laws made by the Board of Directors and subject to the Certificate of Incorporation.